SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        POINT CENTER MORTGAGE FUND I, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  DELAWARE                               16-1704525
         (STATE OF INCORPORATION)           (I.R.S. EMPLOYER IDENTIFICATION NO.)


   30900 RANCHO VIEJO ROAD, SUITE 100
     SAN JUAN CAPISTRANO, CALIFORNIA                       92675
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(B) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(C), PLEASE CHECK THE FOLLOWING BOX. | |


IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(G) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(D), PLEASE CHECK THE FOLLOWING BOX. |X|

               SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER
                   TO WHICH THIS FORM RELATES (IF APPLICABLE):
                                   333-118871

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

   TITLE OF EACH CLASS                         NAME OF EACH EXCHANGE ON WHICH
   TO BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED
          NONE                                              NONE


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G)OF THE ACT:

                          UNITS OF MEMBERSHIP INTEREST
                                (TITLE OF CLASS)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The description of the Units of the Registrant set forth under the caption "Summary of Operating Agreement, Rights of Members and Description of Units" in the Registrant's Registration Statement on Form S-11 (File No. 333-118871) or as may be amended subsequent to the date hereof (the "Registration Statement"), which is hereby incorporated by reference in response to this item.

ITEM 2. EXHIBITS

      The following exhibits are filed as part of this Registration Statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Registration Statement):

3     Certificate of Formation of Registrant

4.1 Operating Agreement of Registrant (included as Exhibit A to the prospectus)

4.2 Subscription Agreement and Power of Attorney (included as Exhibit B to the prospectus)

4.3   Distribution Reinvestment Plan (included as Exhibit C to the prospectus)


                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 7, 2006

POINT CENTER MORTGAGE FUND I, LLC

By: Point Center Financial, Inc.,
    Manager


By  /s/ Dan J. Harkey
    --------------------------
    Dan J. Harkey,
    President and Chief Executive Officer




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